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                                                                     EXHIBIT 5.1



                   [Letterhead of Vinson & Elkins L.L.P.]





                                   April 9, 1998

Quaker State Corporation
225 East John Carpenter Freeway
Irving, Texas  75062

                 Re:      Quaker State Corporation
                          Registration Statement on Form S-3 (No. 333-33133) Debt Securities
                          Capital Stock, par value $1.00 per share
                          Warrants

Ladies and Gentlemen:

         We have acted as counsel for Quaker State Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Securities Act") on a Registration Statement on Form S-3 (No. 333-33133) (the "Registration Statement") of the offer and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities for an aggregate initial offering price not to exceed $400,000,000: (i) debt securities of the Company (the "Debt Securities"); (ii) shares of capital stock, par value $1.00 per share, of the Company (the "Capital Stock"); and (iii) warrants to purchase Debt Securities or Capital Stock (the "Warrants" and, together with the Debt Securities and Capital
Stock, the "Offered Securities").

         For purposes of rendering the opinions contained in this letter, we have reviewed those agreements, records, documents, and matters of law as we have deemed relevant in order to render the opinions set forth herein, including but not limited to (a) the Composite Certificate of Incorporation and the Bylaws of the Company, (b) resolutions adopted by the Board of Directors of the Company, and (c) the form of Indenture filed as Exhibit 4.3 to the Registration Statement to be executed by the Company and the trustee (the "Indenture"), pursuant to which Debt Securities may be issued.

         As to certain questions of fact material to our opinions, we have relied upon certificates from officers of the Company and other persons, as appropriate, and upon certificates of public officials.
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Quaker State Corporation
April 9, 1998
Page 2


         Based upon and subject to the foregoing and subject further to the assumptions, exceptions and qualifications hereinafter stated, we express the following opinions:

         1. With respect to shares of Capital Stock, when both (A) the Board of Directors of the Company or, to the extent permitted by Section 141(c) of the General Corporation Law of the State of Delaware, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Capital Stock and related matters and (B) certificates representing the shares of Capital Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Capital Stock) provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Capital Stock), then the shares of Capital Stock will be legally issued, fully paid and nonassessable.

         2. With respect to Debt Securities to be issued under the Indenture, when (A) the Indenture has been duly authorized and validly executed and delivered to the trustee by the Company, (B) the Indenture has been duly qualified under the Trust Indenture Act of 1939, (C) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (D) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3. With respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters,
(B) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be legally issued.
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Quaker State Corporation
April 9, 1998
Page 3


         The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications:

         a. We have assumed (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are authentic and complete, (iv) all documents submitted to us as certified or photostatic copies conform to authentic originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, and (vii) the laws of any jurisdiction other than Texas that govern any of the documents reviewed by us or referenced in this opinion letter (other than the Company's Composite Certificate of Incorporation and Bylaws) do not modify the terms that appear in any such document.

         b. We have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement (if such offering or issuance requires the delivery of a prospectus under the Securities Act or pursuant to any other law); (iii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iv) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

         c. In rendering the opinion in paragraph 2, we have assumed that the trustee is or, at the time the Indenture is signed, will be qualified to act as trustee under the Indenture and that the trustee has or will have duly executed and delivered the Indenture.

         d. We express no opinion with respect to (i) the enforceability of provisions in the Indenture or any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of defenses, or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitation, or other nonwaivable benefits bestowed by operation of law; or (ii) the enforceability of indemnification or contribution provisions to the extent they purport to
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Quaker State Corporation
April 9,1998
Page 4

relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

         e. We express no opinion as to the requirements of or compliance with federal or state securities laws or regulations.

         f. We note that the Indenture by its terms purports to be governed by the laws of the State of New York and that the terms of the Warrants, when determined, may be governed by the laws of a jurisdiction other than the State of Texas or other than the General Corporation Law of the State of Delaware. While we express no opinion with respect to the laws of the State of New York or such other jurisdictions in rendering these opinions, we have assumed that the internal laws of the State of New York and such other jurisdictions are the same as the internal laws of the State of Texas. We have not conducted any analysis to determine whether that assumption is correct.

         g. The opinions expressed in this letter are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. You should be aware that we are not admitted to the practice of law in the State of Delaware.

         We consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         We disclaim any duty to advise you regarding any changes in, or otherwise communicate with you with respect to, the matters addressed herein.

                                    Very truly yours,

                                    /s/ Vinson & Elkins L.L.P.